November 7, 2001


Board of Directors
Legg Mason, Inc.
100 Light Street
Baltimore, Maryland  21202

                Re: Legg Mason, Inc. Employee Stock Purchase Plan Registration Statement on Form S-8

Ladies and Gentlemen:

                  This opinion is being furnished in connection with the registration of 3,000,000 shares (the "Shares") of common stock, par value $.10 per share, of Legg Mason, Inc. (the "Company") with the Securities and Exchange Commission pursuant to a registration statement on Form S-8 (the "Registration Statement").

                  Please be advised that I have examined the corporate records of the Company (including the Articles of Incorporation, as amended, Bylaws, as amended, and minutes) and such other documents as I considered necessary to give the opinion set forth below. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to the original document of all documents submitted to me as copies.

                  Based upon and subject to the foregoing, it is my opinion that the Shares covered by the Registration Statement will, upon purchase of such Shares by participants in accordance with the terms of the Legg Mason, Inc. Employee Stock Purchase Plan, as such Plan is incorporated in the Registration Statement, constitute legally issued, fully paid and non-assessable shares of common stock of the Company.

Board of Directors
Legg Mason, Inc.
November 7, 2001
Page 2



                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the Prospectus thereunder. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                       Very truly yours,


                                       /s/ Robert F. Price
                                       Robert F. Price
                                       General Counsel


RFP/mbm